Exhibit 21





                         SUBSIDIARIES OF LINCOLN BANCORP

Subsidiaries of Lincoln Bancorp:


            Name                      Jurisdiction of Incorporation
            ----                      -----------------------------
Lincoln Federal Savings Bank                       Federal

LF Service Corp.                                   Indiana